UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2010

Bimini Capital Management, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On December 8, 2010, the Board of Directors of Bimini Capital Management, Inc. (the “Company”) declared a cash dividend of $0.0325 per share of Class A and Class B Common Stock.  The dividend is payable on December 30, 2010 to stockholders of record as of December 23, 2010.

The Company issued a press release announcing the dividend on December 9, 2010, which is included as Exhibit 99.1.  The press release attached is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise specified by the Company.

ITEM 9.01.   EXHIBITS.

(d)           Exhibits

Exhibit 99.1 ― Press Release of Bimini Capital Management, Inc. dated December 9, 2010.